EXHIBIT 23.01

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Cadence Design Systems, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-184595, 333-174200, 333-174201, 333-174202, 333-159486, 333-150948, 333-149877, 333-145891, 333-144972, 333-135003, 333-132754, 333-132753, 333-124025, 333-119335, 333-116681, 333-115351, 333-115349, 333-108251, 333-105492, 333-105481, 333-104720, 333-103657, 333-103250, 333-102648, 333-101693, 333-88390, 333-87674, 333-85080, 333-82044, 333-75874, 333-65116, 333-56898, 333-33330, 333-93609, 333-85591, 333-69589, 333-71717, 333-65529, 333-61029, 333-34599, 333-27109 and 333-18963) on Form S-8 of Cadence Design Systems, Inc. (the Company) of our reports dated February 21, 2013, with respect to the consolidated balance sheets of Cadence Design Systems, Inc. and subsidiaries as of December 29, 2012 and December 31, 2011, and the related consolidated statements of income, comprehensive income, stockholders' equity and cash flows for each of the years in the three-year period ended December 29, 2012, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 29, 2012, which reports appear in the December 29, 2012 annual report on Form 10-K of Cadence Design Systems, Inc.
Our report on the consolidated financial statements refers to changes in accounting for multiple element revenue transactions in fiscal 2011, resulting from the adoption of new accounting pronouncements.
/s/ KPMG LLP
Santa Clara, California
February 21, 2013